Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226642 on Form S-3 and Registration Statement No. 333-220523 on Form S-8 of our report dated February 24, 2021, relating to the financial statements of TPG RE Finance Trust, Inc. and the effectiveness of TPG RE Finance Trust, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 24, 2021